Microfilm Number ____9866-1275 . Entity Number ____28 34883	Filed with the Department of State on Sept. 4, 1998 _____________________________________ Secretary of the Commonwealth
.DOMESTIC LIMITED LIABILITY COMPANY DSCB:15-8913 (Rev 95)

     In compliance with the requirements of 15 Pa.C.S. Section 8913 (relating to certificate of organization), the undersigned, desiring to organize a limited liability company, hereby state(s) that:

1. The name of the limited liability company is: Odyssey Communications, LLC________

_______________________________________________________________________________________________

2. The (a) address of this limited liability company's initial registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is:

(a)        108 Spring Grove Boulevard,       Belle Vernon,             PA                  15012          Westmoreland          .
                    Number and Street                         City                   State                   Zip                County

c/o: ___________________________________________________________________________________________________
                             Name of Commercial Registered Office Provider County

For a limited liability company represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the limited liability company is located for venue and official publication purposes.

3. The name and address, including street and number, if any, of each organizer are:

NAME Alex P. Yawny . Joseph M. Opferman	ADDRESS 108 Spring Grove Boulevard, Belle Vernon, PA 15012 625 Deer Watch Drive, Cannonburg, PA 15317

4. (Strike out if inapplicable): ~~A member's interest in the company is to be evidenced by a certificate of membership interest.~~

5. (Strike out if inapplicable): Management of the company is vested in a manager or managers.

6. The specified effective date, if any is:            September                     7            1998________________
                                                                         month                   day            year            hour, if any

7. (Strike out if inapplicable): ~~The company is a restricted professional company organized to render the following restricted~~

professional service(s):

8. For additional provisions of the certificate, if any, attach an 8 1/2 x 11 sheet.

___________________________________________________________________________________________________________

___________________________________________________________________________________________________________

IN TESTIMONY WHEREOF the organizer(s) has (have) signed this Certificate of Organization this 3rd day of September 1998

/s/ Alex P. Yawny________________________
                    (Signature)

/s/_Joseph M. Opferman____________________
                     (Signature)

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